UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

eFleets Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54357	26-2374319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7660 Pebble Drive, Fort Worth, Texas

(Address of principal executive offices) (zip code)

 (817) 616-3161

 (Registrant's telephone number, including area code)

_______________________________

(Former name, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Zeus Corp. Notes and Warrants

Between December 17, 2013 and February 28, 2014, eFleets Corporation (f/k/a Numbeer, Inc.), a Nevada corporation (the “Company”) issued: (i) 8% unsecured convertible promissory notes (the “Notes”), which are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) warrants entitling the holder thereof to purchase shares of Common Stock (the “Warrants”) to Zeus Corp., a Marshall Islands corporation (“Zeus”). The aggregate principal amount of all the Notes is $700,000 and the total amount of shares that Zeus is entitled to purchase under the Warrants is 231,778 shares of Common Stock.

The Notes mature one year after its initial issuance date and have an interest rate of 8% per annum. The Notes may be converted at the election of Zeus into 463,576 shares of Common Stock of the Company at a conversion price equal to $1.51 per share of Common Stock, subject to customary adjustments in the event of reclassification of the Company, consolidation of the Company, merger, subdivision of shares of Common Stock, combination of shares of Common Stock or dividends in the form of Common Stock.

The Warrants expire five years after their initial issuance date and may be exercised for a purchase price equal to $2.01 per share of Common Stock. The terms of the Note and the Warrant extend the Note’s customary adjustments provisions to the Warrants. All of the Notes and Warrants were offered and sold to Zeus in a private placement transaction made in reliance upon the exemptions from registration afforded by Section 4(2).

Maguire Note

On May 8, 2013, the Company issued an 8% unsecured promissory note in the amount of $25,000 to one of its directors, John Maguire. The note has a term of one year. The unsecured promissory note issued to Mr. Maguire was offered in a private placement transaction made in reliance upon the exemptions from registration afforded by Section 4(2).

Advanced Microcontrols Incorporated Notes

On May 20, 2013, the Company issued an 8% unsecured promissory note in the amount of $110,000 to Advanced Microcontrols Incorporated, of which one of the Company’s executive officers, Greg Horne, is CEO. The note has a term of one year.

On September 3, 2013, the Company issued an 8% unsecured promissory note in the amount of $40,000 to Advanced Microcontrols Incorporated, of which one of the Company’s executive officers, Greg Horne, is CEO. The note matures on September 3, 2014.

On December 12, 2013, the Company issued an 8% unsecured promissory note in the amount of $22,000 to Advanced Microcontrols Incorporated, of which one of the Company’s executive officers, Greg Horne, is CEO. On February 4, 2014, the Company paid this note in full.

Both of the unsecured promissory notes issued to Advanced Microcontrols Incorporated were offered in a private placement transaction made in reliance upon the exemptions from registration afforded by Section 4(2).

The foregoing information is a summary of the Notes, Warrants, note issued to Mr. Maguire and notes issued to Advanced Microcontrols Incorporated, is not complete, and is qualified in its entirety by reference to the full text of the Notes, Warrants, note issued to Mr. Maguire and notes issued to Advanced Microcontrols Incorporated, forms of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review the forms of the Notes, Warrants, note issued to Mr. Maguire and notes issued to Advanced Microcontrols Incorporated for a complete understanding of the terms and conditions associated with those transactions.

Item 2.03 Creation of a Direct Financial Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of 8% Unsecured Convertible Promissory Note between Numbeer, Inc. and Zeus Corp.

4.2	Form of 8% Unsecured Promissory Note between eFleets Corporation and John Maguire

4.3	Form of 8% Unsecured Promissory Note between eFleets Corporation and Advanced Microcontrols Incorporated

10.1	Form of Warrant Certificate issued to Zeus Corp. by eFleets Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFLEETS CORPORATION

Dated: March 6, 2014	By:	/s/ James R. Emmons
Name: James R. Emmons
Title: Chief Executive Officer

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